SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2004

RENOVIS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Registrant’s Press Release dated March 24, 2004.

Item 12. Results of Operations and Financial Condition.

On March 24, 2004, the Registrant publicly disseminated a press release announcing certain financial results for the fourth quarter and the year ended December 31, 2003.

The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated March 24, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 12 of this Current Report on Form 8-K, including the related information contained in the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements. This report (including the press release attached hereto as Exhibit 99.1) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this report regarding the Registrant’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Registrant may not actually achieve these plans, intentions or expectations and the Registrant cautions investors not to place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements made by the Registrant. Various important factors could cause actual results or events to differ materially from the forward-looking statements that the Registrant makes, including risks related to: the Registrant’s heavy dependence on the success of Cerovive, which is still under development; the Registrant’s dependence on a strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market Cerovive; the Registrant’s ability to successfully develop other product candidates; obtaining, maintaining and protecting the intellectual property incorporated into the Registrant’s product candidates; and the Registrant’s ability to obtain additional funding to support the Registrant’s business activities. These and other risks are described in greater detail in the “Risk Factors” section of the final prospectus relating to the Registrant’s initial public offering, dated February 4, 2004 and filed with the Securities and Exchange Commission on February 5, 2004. The Registrant’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. The Registrant does not assume any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2004	RENOVIS, INC.

	By:	/s/ John Doyle
	Name:	John Doyle
	Title:	Vice President Finance and
Chief Financial Officer

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MARCH 24, 2004

Exhibit	Description
99.1	Registrant’s Press Release dated March 24, 2004